UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	0-13818	66-0416582
____________________________________________________________________________________________________________________
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE HATO REY, PUERTO RICO		00918
____________________________________________________________________________________________________________________
(Address of principal executive offices)		(Zip code)

(787) 765-9800
____________________________________________________________________________________________________________________
(Registrant's telephone number, including area code)

NOT APPLICABLE
____________________________________________________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 17, 2005, the Board of Directors of Popular, Inc. ("Popular") approved certain revisions to its Code of Ethics (the "Code"), which applies to Popular's directors, officers and employees, including but not limited to Popular’s principal executive officer, principal financial officer and principal accounting officer, as well as to certain independent contractors, consultants or service providers.  The Code was revised, among other things, to clarify its provisions regarding insider trading and the possession of material non-public information, as well as compliance with certain policies and procedures of Popular.  The Code was also revised to include the Executive Vice President of the Risk Management Group as one of the officers to whom the Board of Directors has delegated the authority to apply and interpret the Code.

Popular is reporting the revisions to its Code in the event that the changes thereto would be deemed more than technical, administrative or non-substantive amendments.  To the extent that the revisions would be deemed to be substantive in nature, Popular believes that such revisions to the Code are not material.

The revisions to the Code did not result in any waiver, explicit or implicit, of any provision of the Code as in effect prior to the Board’s approval of the revised Code.

A complete copy of the Code is being filed as Exhibit 14.1 to this Current Report on Form 8-K and is available at Popular’s website at www.popularinc.com.

Item 9.01. Financial Statements & Exhibits

Exhibit 14.1 - Code of Ethics approved by the Board of Directors on August 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date: August 23, 2005	By: /s/ Ileana Gonzalez
Ileana Gonzalez Senior Vice President and Comptroller

EXHIBIT INDEX

Exhibit Number	Description
14.1	Code of Ethics approved by the Board of Directors on August 17, 2005